                            THE RAYMOND CORPORATION

                                   EXHIBIT 11

                         Earnings Per Share Computation
                      (In thousands except per share data)


                                                              3 Month period ended June 30,      6 Month period ended June 30,

                                                                 1996              1995(1)           1996              1995(1)
                                                              -----------------------------     --------------------------------
PRIMARY
        Average shares outstanding                               7,437               7,009            7,436               7,003

        Net effect of dilutive stock options -
          based on the treasury stock method
          using average market price                                42                  78               50                  74

                                                              -----------------------------     --------------------------------
                   Total                                         7,479               7,087            7,486               7,077
                                                              =============================     ================================

        Net income                                              $3,310              $3,485           $6,691              $6,560
                                                              =============================     ================================


        Per share amount (2)                                     $0.44               $0.49            $0.89               $0.93
                                                              =============================     ================================


FULLY DILUTED

        Average shares outstanding                               7,437               7,009            7,436               7,003

        Net effect of dilutive stock options -
          based on the treasury stock method using
          the period end market price, if higher
          than average market price                                 42                  79               50                  78

        Assumed conversion of 6.50% convertible
          subordinated debentures                                3,190               3,579            3,190               3,579

                                                              -----------------------------     --------------------------------
                   Total                                        10,669              10,667           10,676              10,660
                                                              =============================     ================================


        Net income                                              $3,310              $3,485           $6,691              $6,560

        Add 6.50% convertible subordinated
          debentures interest, net of federal
          income tax effect                                        550                 617            1,100               1,233

                                                              -----------------------------     --------------------------------
                   Total                                        $3,860              $4,102           $7,791              $7,793
                                                              =============================     ================================


        Per share amount                                         $0.36               $0.38            $0.73               $0.73
                                                              =============================     ================================

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(1)  Adjusted for the 1996 five percent stock dividend.

(2) Primary per share amounts reported in the quarter and year to date condensed consolidated financial statements of $0.45 and $0.90 and $0.50 and $0.94 in 1996 and 1995, respectively, exclude the net effect of dilutive stock options as the aggregate dilution from these securities was immaterial (less than three percent of earnings per common share outstanding).

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